Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated April 24, 2025 relating to the financial statements of YOOV Group Holding Limited appearing in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ ARK Pro CPA & Co

ARK PRO CPA & Co

Hong Kong, China

April 24, 2025

PCAOB Firm ID: 3299